                                   EXHIBIT 23

                         CONSENT OF INDPENDENT AUDITORS

                         INDEPENDENT AUDITORS' CONSENT




We consent to incorporation by reference in the Registration Statements (Numbers 33-31845 and 33-59832) on Form S-8 of Maryland Federal Bancorp, Inc. of our report dated April 10, 1998. relating to the consolidated statements of financial condition of Maryland Federal Bancorp, Inc. and Subsidiary as of February 28, 1998 and 1997, and the related consolidated statements of income stockholders' equity and cash flows for each of the years in the three-year period ended February 28, 1998, which report appears in the February 28, 1998 annual report on Form 10-K of Maryland Federal Bancorp, Inc.


STOY, MALONE & COMPANY, P.C.
----------------------------------
/s/ Stoy, Malone, & Company, P.C.
Bethesda, Maryland
May 27, 1998